EX-99.CODE ETH

                         ATLANTIC WHITEHALL FUNDS TRUST

                       CODE OF ETHICS FOR SENIOR OFFICERS


INTRODUCTION

         Section 406 of the Sarbanes-Oxley Act of 2002 directed the Securities and Exchange Commission (the "SEC") to adopt rules requiring companies to disclose whether or not they have adopted a code of ethics for senior financial officers, and if not, why not. The SEC has adopted rules requiring registered investment companies to make such disclosures. These rules extend coverage to chief executive officers as well as senior financial officers, and require disclosure of waivers or substantive changes in any code. This Code of Ethics (this "Code") addresses these new requirements, and is different in nature and scope from the code of ethics that was previously adopted as required under
Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder, which focuses on personal trading activities.

POLICY STATEMENT

         It is the policy of Atlantic Whitehall Funds Trust (the "Trust") to conduct its affairs in accordance with all applicable laws and governmental rules and regulations. This Code has been adopted by the Trust's Board of Trustees (the "Board") and applies to the persons appointed by the Board as Chief Executive Officer, President, Chief Financial Officer, Treasurer and/or Chief Accounting Officer, and any persons performing similar functions, all as identified in Exhibit A, as modified from time to time ("Covered Officers"). Each Covered Officer is responsible for adhering to the standards and restrictions imposed by applicable laws, rules and regulations, including those relating to affiliated transactions, accounting and auditing matters. This Code is designed to promote:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust;

         o        compliance  with   applicable  governmental  laws,  rules  and
                  regulations;

         o        prompt  internal  reporting  to  the  appropriate  person   of
                  violations of this Code; and

         o        accountability for adherence to this Code.

         This Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide Covered Officers. In this regard, each Covered Officer must:

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         o        act with  integrity,  including being  honest and candid while still maintaining the confidentiality of information where required by law or the Trust's policies;

         o observe both the form and spirit of laws and governmental rules and regulations, and accounting standards;

         o        adhere to high standards of business ethics; and

         o place the interests of the Trust and its shareholders before the Covered Officer's own personal interests.

         All activities of Covered Officers should be guided by and adhere to these fiduciary standards. Covered Officers should not hesitate to use available resources whenever it is desirable to seek clarification. Covered Officers are encouraged to consult with the Trust's Chief Legal Officer or, if none, legal counsel to the Trust's investment adviser ("Adviser") ("Legal Counsel"), or other appropriate resources, when in doubt about the best course of action in a particular situation.

CONFLICTS OF INTEREST

         Covered Officers should handle ethically actual and apparent conflicts of interest. A "conflict of interest" occurs when an individual's personal interests actually or potentially interfere with the interests of the Trust or its shareholders. A conflict of interest can arise when a Covered Officer takes actions or has interests that may make it difficult to perform his duties as a Trust officer objectively and effectively. Service to the Trust should never be subordinated to either a direct or indirect personal gain or advantage.

         Certain conflicts of interests arise out of the relationships between Covered Officers and the Trust that already are subject to conflict of interest provisions in the 1940 Act and the Investment Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as "affiliated persons" of the Trust. These existing statutory and regulatory prohibitions affecting individual behavior are deemed to be incorporated in this Code, and therefore any violation thereof will also be deemed a violation of the Code. Covered Officers must in all cases comply with applicable statutes and regulations.

         Actual or apparent conflicts may arise from, or as a result of, the contract relationship between the Trust and the Adviser, administrator or other service provider of which the Covered Officers are also officers or employees (the "Employer"). It is recognized by the Board that the Covered Officers will, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on the Employer and the Trust. The Board recognizes that the participation of the Covered Officers in such activities is inherent in the contract relationship between the Trust and the Employer, and is consistent with the Board's understanding of the performance by the Covered Officers of their duties as officers of the Trust. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of other investment companies advised or serviced by the Employer and the codes of those investment companies will apply to the Covered Officers acting in those distinct capacities.

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Nonetheless, each Covered Officer recognizes  that, as an  Officer of the Trust, he or she has a duty to act in the best interests of the Trust and its shareholders.

         If a Covered Officer believes that his responsibilities as an officer or employee of the Employer are likely to materially compromise his objectivity or his ability to perform the duties of his role as an officer of the Trust, he should consult with Legal Counsel, the Trust's outside counsel, or counsel to the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act ("Independent Trustees"), as appropriate. Under appropriate circumstances, a Covered Officer should also consider whether to present the matter to the Board or an appropriate committee thereof.

         In addition, each Covered Officer must:

         o      avoid conflicts of interest wherever possible;

         o not use his or her personal influence or personal relationships to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

         o not engage in personal, business or professional relationships or dealings which would impair his or her independence of judgment or adversely affect the performance of his or her duties in the best interests of the Trust and its shareholders; and

         o not cause the Trust to take action, or fail to take action, for the personal benefit of the Covered Officer rather than the benefit the Trust.

REPORTS, RECORDS AND ACCOUNTS

         Accurate information is essential to the Trust's ability to meet legal and regulatory obligations. The books and records of the Trust shall meet the highest standards and accurately reflect the true nature of the transactions they record. Each Covered Officer shall seek to obtain additional resources if he believes that existing resources are inadequate to enable the Trust to provide full, fair and accurate financial information and other disclosure to regulators and Trust shareholders. The Covered Officers must not create false or misleading documents or accounting, financial or electronic records for any purpose, and must not direct any other person to do so. If a Covered Officer becomes aware that information filed with the SEC or made available to the public contains any false or misleading information or omits to disclose necessary information, he shall promptly report it to Legal Counsel for a determination as to what, if any, corrective action is necessary or appropriate.

         No undisclosed or unrecorded account or fund shall be established for any purpose. No false or misleading entries shall be made in the Trust's books or records for any reason. No disbursement of Trust assets shall be made without adequate supporting documentation or for any purpose other than as described in the Trust's documents or contracts.

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DISCLOSURE

         Each Covered Officer is required to be familiar, and comply, with the Trust's disclosure controls and procedures. In addition, each Covered Officer having direct or supervisory authority regarding SEC filings or the Trust's other public communications should, to the extent appropriate within his area of responsibility, consult with other Trust officers and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

         Each Covered Officer must:

         o familiarize himself with the disclosure requirements applicable to the Trust as well as the business and financial operations of the Trust;

         o ensure that reasonable steps are taken within his or her areas of responsibility to promote full, fair, accurate, timely and understable disclosure in all regulatory filings, as well as when communicating with the Trust's shareholders or the general public, in accordance with applicable law;

         o consistent with his responsibilities, exercise appropriate supervision over and assist relevant Trust service providers in developing financial information and other disclosure that complies with relevant law and presents information in a clear, comprehensible and complete manner; and

         o not knowingly misrepresent, conceal or omit required disclosures of, or cause others to do the same, facts about the Trust, whether to persons within or outside the Trust, including to outside counsel, independent auditors and governmental regulators.

CONFIDENTIAL INFORMATION

         Covered Officers who have access to confidential information are not permitted to use or share that information for their personal benefit or for any other purpose except the conduct of the Trust's business. Covered Officers should maintain the confidentiality of information entrusted to them by the Trust or its shareholders, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information, including information that might be of use to competitors, or harmful to the Trust or its shareholders if disclosed.

COMPLIANCE, REPORTING AND RECORDKEEPING

         COMPLIANCE

         Any Covered Officer who violates the provisions of this Code will be subject to disciplinary action and appropriate sanctions, up to and including termination. Sanctions shall be imposed by the Audit Committee, subject to review by the full Board, in their sole discretion. Depending on the nature and severity of the violation, the Trust may refer such violation to appropriate authorities for civil action or criminal prosecution.

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         All reports and records  prepared or  maintained  pursuant to this Code
shall  be  considered   confidential  and  shall  be  maintained  and  protected
accordingly. Except as otherwise required by the law or this Code, such reports and records shall not be disclosed to anyone other than the Trust's Adviser, the Trustees, the Trust's outside counsel or counsel to the Independent Trustees.

         REPORTING

         Each Covered Officer shall:

         o upon receipt of the Code or upon becoming a Covered Officer, sign and submit an Initial Acknowledgement (form attached) confirming that he has received, read and understands the Code;

         o annually, sign and submit an Annual Acknowledgement (form attached) confirming that he has complied with the requirements of the Code;

         o not retaliate against any Covered Officer or other person for making reports of violations in good faith; and

         o notify Legal Counsel, the Trust's outside counsel or counsel to the Independent Trustees, as appropriate, of any actual or potential violation of this Code. Failure to do so is itself a violation of this Code. The Trust will not retaliate against any Covered Officer for making reports of violations in good faith, but will not be precluded from taking appropriate disciplinary action for the violations themselves.

         Except as described otherwise below, Legal Counsel is authorized to apply this Code to situations presented to it and has the authority to interpret this Code in any particular situation. Legal Counsel shall take all action it considers appropriate to investigate any actual or potential violations reported to it, and Legal Counsel is authorized and encouraged to consult, as appropriate, with the chair of the Audit Committee, the Trust's outside counsel or counsel to the Independent Trustees. The Trust's Audit Committee is responsible for granting waivers from the terms and provisions of this Code, as it deems appropriate.

         RECORDKEEPING

         The Trust will  maintain and preserve for a period of not less than six
(6) years from the date such action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the
Board: (i) that provided the basis for any amendment or waiver to this Code, and
(ii) relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Audit Committee and/or Board.

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                                    EXHIBIT A



      "COVERED OFFICERS" COVERED BY THIS CODE OF ETHICS FOR SENIOR OFFICERS
      ---------------------------------------------------------------------


William Rankin, President and Principal Executive Officer of the Trust

John Bini, Treasurer and Principal Financial Officer of the Trust





Current as of: July, 2004.


                                      A-1

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                             INITIAL ACKNOWLEDGEMENT


         I acknowledge that I have received and read a copy of the Code of Ethics for Senior Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

         I also acknowledge my responsibility to report any violation of the Code to Legal Counsel, as defined in the Code.

         I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Trust has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, upon receipt of my written acknowledgement of receipt of written notice from the Trust regarding such change.





Covered Officer Name and Title:          WILLIAM E. RANKIN, PRESIDENT
                                 -----------------------------------------------
                                  (PLEASE PRINT)

               /S/ WILLIAM E. RANKIN                          7/8/2004
--------------------------------------------------------------------------------
                  Signature                                   Date

PLEASE RETURN THIS COMPLETED FORM TO________________________________ WITHIN ONE WEEK FROM THE DATE OF YOUR REVIEW OF THESE DOCUMENTS. THANK YOU!

                             ANNUAL ACKNOWLEDGEMENT


         I acknowledge that I have received and read a copy of the Code of Ethics for Senior Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

         I also acknowledge that I have fully complied with the terms and provisions of the Code during the period of time since the most recent Initial or Annual Acknowledgement provided by me.

         I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Trust has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, upon receipt of my written acknowledgement of receipt of written notice from the Trust regarding such change.

                                 WILLIAM E. RANKIN, PRESIDENT
Covered Officer Name and Title: ------------------------------------------------
                                          (PLEASE PRINT)
/S/ WILLIAM E. RANKIN                                        7/8/2004
--------------------------------------------------------------------------------
                  Signature                                   Date

PLEASE RETURN THIS COMPLETED FORM TO_______________________________ WITHIN ONE WEEK FROM THE DATE OF YOUR RECEIPT OF A REQUEST TO COMPLETE AND RETURN IT. THANK YOU!